Exhibit 99.1
FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals Contacts:
Teri Dahlman (617) 995-9905 (media)
Jonae Barnes (617) 224-4485 (investors)
IDENIX PHARMACEUTICALS REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
AND PROVIDES RESEARCH AND DEVELOPMENT UPDATE ON HCV PROGRAMS
Cambridge, MA — July 26, 2010 - Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the second quarter and six months ended June 30, 2010. At June 30, 2010, Idenix’s cash and cash equivalents totaled $51.0 million.
Research and Development Highlights
Phase IIa: IDX184, a liver-targeted hepatitis C virus (HCV) nucleotide prodrug
•	All patients have recently completed dosing in the 14-day Phase IIa clinical trial evaluating 50 to 200 mg doses of IDX184 in combination with pegylated interferon and ribavirin in treatment-naïve HCV genotype 1-infected patients. Data from this study have been submitted to the annual meeting of the American Association for the Study of Liver Diseases (AASLD), which will be held at the end of October in Boston.
Phase I/II: IDX320, an HCV protease inhibitor
•	In the second quarter of 2010, Idenix initiated a three-day proof-of-concept study in 38 treatment-naïve HCV genotype 1-infected patients. This trial is a Phase I/II randomized, parallel-arm, double-blind, placebo-controlled study evaluating the safety and antiviral activity of IDX320. The study is evaluating four doses of IDX320, ranging from 50 to 400 mg once-per-day, and one 200 mg twice-daily dose. Data from this study will be submitted as a late-breaker to the upcoming AASLD meeting.
Phase I: IDX184/IDX320 Combination
•	In July 2010, Idenix conducted a two-week Phase I, randomized, double-blind, placebo-controlled study to evaluate the pharmacokinetic drug-drug interaction between IDX320 and IDX184 in healthy volunteers. Two cohorts were evaluated in the study with 10 subjects in each cohort randomized eight to active drug and two to placebo. Subjects in the first cohort received 400 mg once-daily of IDX320 plus placebo for the first week, subsequently adding 100 mg once-daily of IDX184 for the second week. Subjects in the second cohort received 100 mg once-daily of IDX184 plus placebo for the first week, subsequently adding 400 mg once-daily of IDX320 for the second week. Data analysis is ongoing.
Phase I: IDX375, an HCV non-nucleoside polymerase inhibitor
•	In the second quarter of 2010, Idenix continued the Phase I clinical trial in healthy volunteers evaluating single and multiple doses, ranging from 200 to 1200 mg per day, of the free acid form of IDX375. Assuming favorable data in this study, the company expects that a three-day proof-of-concept study in treatment-naïve genotype 1-infected patients will be initiated in the second half of 2010. An abstract from this program has been submitted to the upcoming AASLD meeting.

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“I am pleased to report that our three hepatitis C clinical programs continue to advance and we are also on track to select a clinical candidate with pan-genotypic properties from our preclinical NS5A program later this year,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “Assuming favorable clinical results, we will submit data to regulatory agencies from the IDX184 Phase IIa study, the IDX320 proof-of-concept study and the IDX184/IDX320 drug-drug interaction study to support discussions related to the potential initiation of a combination study of IDX184 and IDX320 in HCV-infected patients in the second half of the year.”
Second Quarter 2010 Financial Results
For the second quarter ended June 30, 2010, Idenix reported total revenues of $1.3 million, compared to total revenues of $2.4 million in the second quarter of 2009. The company reported a net loss of $16.3 million, or a loss of $0.23 per basic and diluted share, for the second quarter ended June 30, 2010, compared to a net loss of $16.3 million, or a loss of $0.28 per basic and diluted share for the second quarter ended June 30, 2009.
For the six months ended June 30, 2010, Idenix reported total revenues of $4.0 million, compared to total revenues of $6.5 million for the six months ended June 30, 2009. The company reported a net loss of $32.5 million, or a loss of $0.47 per basic and diluted share, for the six months ended June 30, 2010, compared to a net loss of $29.2 million, or a loss of $0.50 per basic and diluted share, for the six months ended June 30, 2009.
2010 Financial Guidance
The company expects that its current cash and cash equivalents, together with the anticipated royalty payments associated with product sales of Tyzeka®/Sebivo® (telbivudine), can fund operations into mid-2011. This guidance assumes no additional milestone payments, license fees, reimbursement for development programs and no financing activities.
Conference Call and Webcast Information
Idenix will hold a conference call today at 4:30 p.m. ET. To access the call please dial (800) 471-3635 U.S./Canada or (706) 758-9475 International and enter passcode 87241600. To listen to a live webcast of the call, go to “Calendar of Events” in the Idenix Investor Center at www.idenix.com. Please log in approximately 10 minutes before the call to ensure a timely connection. A replay of the conference call and webcast will be available until August 9, 2010. To access the replay, please dial (800) 642-1687 U.S./Canada or (706) 645-9291 International and enter the passcode 87241600.
Recent Scientific Presentations
Scientists from Idenix presented data at the following two clinical workshops in Boston: The 5th International Workshop on Clinical Pharmacology of Hepatitis Therapy on June 23rd-24th and the 5th International Workshop on Hepatitis C — Resistance and New Compounds on June 24th-25th. The presentations are available on the company’s website at http://www.idenix.com/hepc/publications/.
About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with chronic hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

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Forward-looking Statements
This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including, but not limited to, the statements regarding the company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “plans,” “anticipates,” “will,” “expects,” “goal,” “estimates,” “projects,” “would,” “could,” “targets,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the company’s clinical development programs or commercialization activities in HIV or hepatitis C including any expressed or implied statements regarding the efficacy and safety of our drug candidates, the likelihood and success of any future clinical trials involving our drug candidates or successful development of novel combinations of direct-acting antivirals for the treatment of hepatitis C, or any potential pipeline candidates and expectations with respect to additional milestone payments, future royalty payments and cash balances at the end of 2010. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that historical sales of Tyzeka®/Sebivo® (telbivudine) will in any way suggest future royalty payments or royalty rates owed to the company, or that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaborations with Novartis Pharma AG and GlaxoSmithKline; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in each of the company’s annual report on Form 10-K for the year ended December 31, 2009 and quarterly report on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission (SEC), and in any subsequent periodic or current report that the company files with the SEC.
All forward-looking statements reflect the company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the company’s estimates change.

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Collaboration revenue — related party	$527	$2,182	$2,943	$6,098
Other revenue	789	267	1,056	362

Total revenues	1,316	2,449	3,999	6,460
Operating expenses (1):
Cost of revenues	675	492	1,234	954
Research and development	12,149	11,400	23,911	22,250
General and administrative	5,091	5,357	9,868	11,373
Restructuring charges	—	1,506	2,238	1,506

Total operating expenses	17,915	18,755	37,251	36,083

Loss from operations	(16,599)	(16,306)	(33,252)	(29,623)
Other income, net	347	59	788	469

Loss before income taxes	(16,252)	(16,247)	(32,464)	(29,154)
Income tax expense	(4)	(67)	(5)	(87)

Net loss	$(16,256)	$(16,314)	$(32,469)	$(29,241)

Basic and diluted net loss per share:	($0.23)	($0.28)	($0.47)	($0.50)

Shares used in calculation of basic and diluted net loss per share:	70,446	59,077	68,419	58,014

(1) Share-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$314	$408	$634	$847
General and administrative	643	783	1,304	1,599

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$51,007	$46,519
Receivables from related party	910	1,049
Other current assets	3,849	4,012

Total current assets	55,766	51,580
Intangible asset, net	10,438	11,069
Property and equipment, net	7,963	10,091
Marketable securities	—	1,584
Other assets	3,005	2,326

Total assets	$77,172	$76,650

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$12,867	$10,720
Deferred revenue, related party	3,042	6,155
Other current liabilities	1,732	1,469

Total current liabilities	17,641	18,344
Long-term obligations	36,674	32,983
Deferred revenue, related party, net of current portion	30,170	30,776

Total liabilities	84,485	82,103
Stockholders’ deficit	(7,313)	(5,453)

Total liabilities and stockholders’ deficit	$77,172	$76,650

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